Filed Pursuant to Rule 424(b)(5)
Registration No. 333-267170
PROSPECTUS SUPPLEMENT
(To Prospectus dated September 13, 2022)
Up to $5,800,000 of Common Shares

We have entered into an equity distribution agreement (the “Distribution Agreement”) with Maxim Group LLC (“Maxim” or the “Sales Agent”) as our sales agent, relating to our common shares, par value $0.01 per share, offered by this prospectus supplement and the accompanying prospectus. Each common share sold in this offering includes a preferred stock purchase right that trades with the common share (which are also registered pursuant to this prospectus supplement). In accordance with the terms of the Distribution Agreement, we may, through our sales agent, offer and sell from time to time our common shares, par value $0.01 per share, having an aggregate offering amount of up to $5,800,000 (the “Aggregate Offering Amount”).
Sales of our common shares, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including by sales made directly on or through the New York Stock Exchange (“NYSE”) or another market for our common shares, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at negotiated prices, or as otherwise agreed with the Sales Agent. Subject to the terms and conditions of the Distribution Agreement, the Sales Agent will use its commercially reasonable efforts to sell on our behalf all of the designated shares. We may instruct the Sales Agent not to sell any shares if the sales cannot be effected at or above the price designated by us in any such instruction.
The transaction fee payable for sales of our common shares will be up to 3.0% of the gross sales price of all common shares sold from time to time pursuant to the Distribution Agreement. In connection with the sale of our common shares on our behalf, the Sales Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Sales Agent may be deemed to be underwriting commissions or discounts.
Our common shares are traded on the NYSE American, or NYSE, under the symbol “TOPS.”
As of the date of this prospectus supplement, the aggregate market value of our outstanding common shares held by non-affiliates is approximately $17,548,913.65, based on 4,626,197 common shares outstanding, of which 1,249,033 are held by non-affiliates, and a closing price of $14.05 on March 27, 2024. Upon any sale of common shares under this prospectus supplement pursuant to General Instruction I.B.5 of Form F-3, in no event will the aggregate market value of securities sold by us or on our behalf pursuant to General Instruction I.B.5 of Form F-3 during the twelve calendar month period immediately prior to, and including, the date of any such sale exceed one-third of the aggregate market value of our common shares held by non-affiliates, calculated in accordance with General Instruction I.B.5 of Form F-3. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the twelve-calendar-month period that ends on and includes the date hereof.
Investing in our common shares involves a high degree of risk and uncertainty. See “Risk Factors” beginning on page S-4 of this prospectus supplement, and in the accompanying prospectus and the documents we have filed with the Securities and Exchange Commission, or the Commission, that are incorporated by reference herein for more information, before you make any investment in our common shares.
None of the Securities and Exchange Commission, or the Commission, any state securities commission, or any other regulatory body has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
Sole Sales Agent

Maxim Group LLC

The date of this prospectus supplement is May 24, 2024.

PROSPECTUS SUMMARY
BASE PROSPECTUS
i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Commission, utilizing a “shelf” registration process.
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering described herein and the securities offered hereby, and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the base prospectus.
The second part, the base prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer only to the prospectus, we are referring to both parts combined, and when we refer to the accompanying prospectus, we are referring to the base prospectus.
If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. This prospectus supplement, the accompanying base prospectus, any free writing prospectus and the documents incorporated into each by reference include important information about us, our common shares being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying base prospectus together with the additional information described under the heading “Where You Can Find Additional Information” before investing in our common shares.
Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently-filed document that is also incorporated by reference into this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
We have authorized only the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and the Sales Agent has not, authorized anyone to provide you with information that is different. We and the Sales Agent take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell our common shares only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in the prospectus is accurate only as of the date such information was issued, regardless of the time of delivery of the prospectus or the date of any sale of our common shares.
Unless otherwise indicated, all references to “dollars” and “$” in this prospectus supplement are to, and amounts presented in, United States dollars and financial information presented in this prospectus supplement that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States.
S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Matters discussed in this prospectus supplement may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995, or the PSLRA, provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are statements other than statements of historical facts.
TOP Ships Inc. desires to take advantage of the safe harbor provisions of the PSLRA and is including this cautionary statement in connection with this safe harbor legislation. This prospectus supplement and any other written or oral statements made by us or on our behalf may include forward-looking statements, which reflect our current views with respect to future events and financial performance. When used in this prospectus supplement, statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “anticipate,” “believe,” “expect,” “intend,” “estimate,” “forecast,” “project,” “plan,” “potential,” “continue,” “possible,” “likely,” “may,” “should,” and similar expressions identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements in this prospectus supplement are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant risks, uncertainties and contingencies that are described more fully under the heading “Risk Factors” in our most recent annual report on Form 20-F and our other filings with the Commission incorporated by reference herein, are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections.
In addition to these assumptions and matters discussed elsewhere herein and in the documents incorporated by reference herein, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the following:
•
our ability to maintain or develop new and existing customer relationships with major refined product importers and exporters, major crude oil companies and major commodity traders, including our ability to enter into long-term charters for our vessels;

•	our future operating and financial results;
•	our future vessel acquisitions, our business strategy and expected and unexpected capital spending or operating expenses, including any dry-docking, crewing, bunker costs and insurance costs;
•	our financial condition and liquidity, including our ability to obtain financing in the future to fund capital expenditures, acquisitions and other general corporate activities;
•	oil and chemical tanker industry trends, including fluctuations in charter rates and vessel values and factors affecting vessel supply and demand;
•	our ability to take delivery of, integrate into our fleet, and employ any newbuildings we may acquire or order in the future and the ability of shipyards to deliver vessels on a timely basis;
•	the aging of our vessels and resultant increases in operation and dry-docking costs;
•	the ability of our vessels to pass classification inspections and vetting inspections by oil majors and big chemical corporations;
•	significant changes in vessel performance, including increased vessel breakdowns;
•	the creditworthiness of our charterers and the ability of our contract counterparties to fulfill their obligations to us;
•	our ability to repay outstanding indebtedness, to obtain additional financing and to obtain replacement charters for our vessels, in each case, at commercially acceptable rates or at all;
•	changes to governmental rules and regulations or actions taken by regulatory authorities and the expected costs thereof;
S-iii

•	our ability to comply with additional costs and risks related to our environmental, social and governance policies;
•	potential liability from litigation and our vessel operations, including discharge of pollutants;
•	changes in general economic and business conditions;
•
general domestic and international political conditions, potential disruption of shipping routes due to accidents, political events, including “trade wars,” piracy, acts by terrorists or other hostilities or conflicts, including the war in Ukraine, the war between Israel and Hamas or the Houthi crisis in and around the Red Sea;

•	changes in production of or demand for oil and petroleum products and chemicals, either globally or in particular regions;
•	the strength of world economies and currencies, including fluctuations in charterhire rates and vessel values;
•	potential liability from future litigation and potential costs due to any environmental damage and vessel collisions;
•
the length and severity of public health threats, epidemics and pandemics, including the global outbreak of the novel coronavirus (“COVID-19”) (and various variants that may emerge), and other disease outbreaks and their impact on the demand for commercial seaborne transportation and the condition of the financial markets and governmental responses thereto; and

•	and other important factors discussed under the heading “Risk Factors” in our most recent annual report on Form 20-F and our other filings with the Commission incorporated by reference herein.
Should one or more of the foregoing risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects, on us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements in this prospectus supplement are qualified in their entirety by the cautionary statements contained in this prospectus supplement.
Any forward-looking statements contained herein are made only as of the date of this prospectus supplement, and except to the extent required by applicable law or regulation we undertake no obligation to publicly update or revise any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events, except as may be required under applicable laws. If one or more forward-looking statements are updated, no inference should be drawn that additional updates will be made with respect to those or other forward-looking statements. New factors emerge from time to time, and it is not possible for us to predict all or any of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement.
S-iv

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information that appears elsewhere in this prospectus supplement or in the documents incorporated by reference herein and is qualified in its entirety by the more detailed information, including the financial statements that appear in the documents incorporated by reference. This summary may not contain all of the information that may be important to you. As an investor or prospective investor, you should review carefully the entire prospectus supplement, including the risk factors, and the more detailed information that is included herein and in the documents incorporated by reference herein.
Unless the context otherwise requires, as used in this prospectus supplement, the terms “Company,” “we,” “us,” and “our” refer to TOP Ships Inc. and all of its subsidiaries. We use the term deadweight ton, or dwt, in describing the size of vessels. Dwt, expressed in metric tons each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry. Our reporting currency is in the U.S. dollar and all references in this prospectus supplement to “$” or “dollars” are to U.S. dollars.
References in this prospectus supplement to our common shares and earnings per share amounts, as well as warrant shares eligible for purchase under our warrants and exercise price of said warrants in this prospectus supplement, are adjusted to reflect the consolidation of our common shares through reverse stock splits, including the 20-to-1 reverse stock split which became effective as of September 23, 2022 and the 12-to-1 reverse stock split which became effective as of September 29, 2023.
Our Company
We are an international owner and operator of modern, fuel efficient eco tanker vessels focusing on the transportation of crude oil, petroleum products (clean and dirty) and bulk liquid chemicals. Our operating fleet has a total capacity of 1,435,000 deadweight tons (“dwt”). As of the date of this prospectus supplement, our operating fleet consists of one 50,000 dwt product/chemical tanker, Marina Del Rey, five 157,000 dwt Suezmax tankers, the M/T Eco Bel Air, M/T Eco Beverly Hills, M/T Oceano CA, M/T Eco Malibu and M/T Eco West Coast, two 300,000 dwt Very Large Crude Carriers (VLCCs), M/T Julius Caesar and M/T Legio X Equestris, and we also own 50% interest in two 50,000 dwt product tankers, M/T Eco Yosemite Park and M/T Joshua Park. All of our vessels are certified by the International Maritime Organization, the United Nations agency for maritime safety and the prevention of pollution by vessels (the “IMO”) and are capable of carrying a wide variety of oil products including chemical cargos which we believe make our vessels attractive to a wide base of charterers.
Our Fleet
The following tables present our fleet list as of the date of this prospectus supplement:
Operating MR Tanker Vessels on sale and leaseback financing agreements (“SLBs”) (treated as financings):
Name	Deadweight	Charterer	End of firm period	Charterer’s Optional Periods	Gross Rate fixed period/ options
M/T Eco Marina Del Rey	50,000	WECO Tankers A/S	May 2027	1 year	$20,500 / $22,500
Operating Suezmax Vessels on SLBs (treated as operating leases):
Name	Deadweight	Charterer	End of firm period	Charterer’s Optional Periods	Gross Rate
M/T Eco Bel Air	157,000	Trafigura	December 2025	—	$24,000
M/T Eco Beverly Hills	157,000	Trafigura	December 2025	—	$24,000
Operating Suezmax Vessels on SLBs (treated as financings):
Name	Deadweight	Charterer	End of firm period	Charterer’s Optional Periods	Gross Rate fixed period/ options
M/T Eco Oceano CA	157,000	Central Tankers Chartering	March 2037	—	$24,500

Operating Suezmax Vessels financed via senior loan facilities:
Name	Deadweight	Charterer	End of firm period	Charterer’s Optional Periods	Gross Rate fixed period/ options
M/T Eco West Coast	157,000	Clearlake	January 2027	1+1 years	$32,850 / $34,750 / $36,750
M/T Eco Malibu	157,000	Clearlake	March 2027	1+1 years	$32,850 / $34,750 / $36,750
Operating VLCC Vessels on SLBs (treated as financings):
Name	Deadweight	Charterer	End of firm period	Charterer’s Optional Periods	Gross Rate fixed period/ options
M/T Julius Caesar	300,000	Trafigura	January 2028	1+1 years	$36,000 up to January 2025 and $41,500 afterwards / $44,000 / $46,000
M/T Legio X Equestris	300,000	Trafigura	March 2028	1+1 years	$35,750 up to March 2025 and $41,500 afterwards / $44,000 / $46,000
Operating Joint Venture MR Tanker fleet (50% owned):
Name	Deadweight	Charterer	End of firm period	Charterer’s Optional Periods	Gross Rate fixed period/ options
M/T Eco Yosemite Park	50,000	Clearlake	March 2025	5+1+1 years	$17,400 / $18,650 / $19,900
M/T Eco Joshua Park	50,000	Clearlake	March 2025	5+1+1 years	$17,400 / $18,650 / $19,900
All the vessels in our fleet are equipped with engines of modern design with improved Specific Fuel Oil Consumption (SFOC) and in compliance with the latest emission requirements, fitted with energy saving improvements in the hull, propellers and rudder as well as equipment that further reduces fuel consumption and emissions certified with an improved Energy Efficiency Design Index (Phase 2 compliance level as minimum). Vessels with this combination of technologies, introduced from certain shipyards, are commonly referred to as eco vessels. We believe that recent advances in shipbuilding design and technology makes these latest generation vessels more fuel-efficient than older vessels in the global fleet that compete with our vessels for charters, providing us with a competitive advantage. Furthermore, all of our vessels are fitted with ballast water treatment equipment and exhaust gas cleaning systems (scrubbers).
We believe we have established a reputation in the international ocean transport industry for operating and maintaining vessels with high standards of performance, reliability and safety. We have assembled a management team comprised of executives who have extensive experience operating large and diversified fleets of tankers and who have strong ties to a number of national, regional and international oil companies, charterers and traders.
Corporate Information
Our predecessor, Ocean Holdings Inc., was formed as a corporation in January 2000 under the laws of the Republic of the Marshall Islands and renamed Top Tankers Inc. in May 2004. In December 2007, Top Tankers Inc. was renamed TOP Ships Inc.
Our common shares are currently listed on the NYSE under the symbol “TOPS”. The current address of our principal executive office is Iouliou Kaisara 20, Paiania, 19002, Athens, Greece. The telephone number of our principal executive office is +30 210 812 8127. Our corporate website address is www.topships.org. The information contained on our website does not constitute part of this prospectus supplement. The Commission maintains a website that contains reports, proxy and information statements, and other information that we file electronically at www.sec.gov.

THE OFFERING
Issuer
TOP Ships Inc., a Marshall Islands corporation
Common shares outstanding as of May 24, 2024
4,626,197 common shares
Common shares offered by us
Common shares having an aggregate offering amount of up to $5,800,000.
Preferred share purchase rights
Our common shares include preferred share purchase rights, as described in the section of this prospectus supplement entitled “Description of Capital Stock—Stockholders Rights Agreement.”
Manner of offering
“At-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including by sales made directly on or through the NYSE or another market for our common shares, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at negotiated prices, or as otherwise agreed with the Sales Agent. See “Plan of Distribution.”
Use of proceeds
The net proceeds of this offering, after deducting the transaction fee payable to the Sales Agent and our estimated offering expenses, will be for general corporate purposes, which may include, among other things, the acquisition of additional vessels in accordance with our business strategy. However, we currently have not identified any potential acquisitions, and we can provide no assurance that we will complete the acquisition of any additional vessels that we are able to identify. See “Use of Proceeds.”
Risk factors
Investing in our common shares involves a high degree of risk and uncertainty. You should carefully consider all the information in this prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference prior to investing in our common shares. In particular, we urge you to consider carefully the factors set forth in the section entitled “Risk Factors” beginning on page S-4 of this prospectus supplement, and in the accompanying prospectus and the documents we have filed with the Commission that are incorporated by reference herein for more information, before you make any investment in our common shares.
Listing
Our common shares are traded on the NYSE under the symbol “TOPS.”

RISK FACTORS
An investment in our common shares involves a high degree of risk and uncertainty. We have identified a number of risk factors which you should consider before investing in our common shares. You should consider carefully the risks set forth below, those risk factors set forth under the heading “Risk Factors” in our annual report on Form 20-F for the year ended December 31, 2023, filed with the Commission on March 29, 2024 (our “Annual Report”) and incorporated by reference in this prospectus supplement, and in any other documents we have incorporated by reference in this prospectus supplement, as well as those under the heading “Risk Factors” in the accompanying prospectus before investing in our common shares. The occurrence of one or more of these risk factors could adversely affect our results of operations or financial condition.
Risks Related to our Common Shares and this Offering
Our share price may continue to be highly volatile, which could lead to a loss of all or part of a shareholder’s investment.
The market price of our common shares has fluctuated widely since our common shares began trading in July of 2004 until April 2024 on the Nasdaq Capital Market, or Nasdaq, followed by trading on the NYSE commencing in April 2024.
The market price of our common shares is affected by a variety of factors, including:
•	fluctuations in interest rates;
•	fluctuations in the availability or the price of oil and chemicals;
•	fluctuations in foreign currency exchange rates;
•	announcements by us or our competitors;
•	changes in our relationships with customers or suppliers;
•	actual or anticipated fluctuations in our semi-annual and annual results and those of other public companies in our industry;
•	changes in United States or foreign tax laws;
•	international sanctions, embargoes, import and export restrictions, nationalizations, piracy and wars or other conflicts, including the war in Ukraine;
•	actual or anticipated fluctuations in our operating results from period to period;
•	shortfalls in our operating results from levels forecast by securities analysts;
•	market conditions in the shipping industry and the general state of the securities markets;
•	business interruptions caused by the outbreak of COVID-19 or the war in Ukraine;
•	mergers and strategic alliances in the shipping industry;
•	changes in government regulation;
•	a general or industry-specific decline in the demand for, and price of, shares of our common shares resulting from capital market conditions independent of our operating performance;
•	the loss of any of our key management personnel;
•	our failure to successfully implement our business plan;
•	issuance of shares; and
•	stock splits / reverse stock splits.
In addition, over the last few years, the stock market has experienced price and volume fluctuations, including due to factors relating to the outbreak of COVID-19 and the war in Ukraine, and this volatility has sometimes been unrelated to the operating performance of particular companies. As a result, there is a potential for rapid and substantial decreases in the price of our common shares, including decreases unrelated to our operating performance or prospects. During 2023, the closing price of our common shares experienced a high of $19.80 in February and a low of $5.86 in November. This market and share price volatility relating to general economic, market or political conditions, has and could further reduce the market price of our common shares in spite of our operating performance and could also increase our cost of capital, which could prevent us from accessing debt and equity capital on terms acceptable to us or at all.
In addition, the market price and trading volume of our common shares have very recently and at certain other times in the past exhibited, and may continue to exhibit, extreme volatility, including within a single trading day. We believe certain past instances of trading volatility reflect market and trading dynamics unrelated to our operating business or prospects and outside of our control. Such volatility could cause purchasers of our common shares to incur substantial losses. We are unable to predict when such instances of trading volatility will occur or how long such dynamics may last. Under these circumstances, we would caution you against investing in our common shares unless you are prepared to incur the risk of incurring substantial losses.
A portion of our common shares may be traded by short sellers which may put pressure on the supply and demand for our common shares, creating further price volatility. In particular, a possible “short squeeze” due to a sudden increase in demand of our common stock that largely exceeds supply may lead to sudden extreme price volatility in our common shares. Investors may purchase our common shares to hedge existing exposure in our common shares or to speculate on the price of our common shares. Speculation on the price of our common shares may involve long and short exposures. To the extent aggregate short exposure exceeds the number of common shares available for purchase in the open market, investors with short exposure may have to pay a premium to repurchase our common shares for delivery to lenders of our common shares. Those repurchases may in turn, dramatically increase the price of our common shares until investors with short exposure are able to purchase additional common shares to cover their short position. This is often referred to as a “short squeeze.” Following such a short squeeze, once investors purchase the shares necessary to cover their short position, the price of our common shares may rapidly decline. A short squeeze could lead to volatile price movements in our shares that are not directly correlated to the performance or prospects of our company and could cause purchasers of our common shares to incur substantial losses.
Further, shareholders may institute securities class action litigation following periods of market volatility. If we were involved in securities litigation, we could incur substantial costs and our resources and the attention of management could be diverted from our business.
There is no guarantee of a continuing public market for you to resell our common shares.
Our common shares currently trade on the NYSE. We cannot assure you that an active and liquid public market for our common shares will continue and you may not be able to sell your common shares in the future at the price that you paid for them or at all. The price of our common shares may be volatile and may fluctuate due to factors such as:
•	actual or anticipated fluctuations in our quarterly and annual results and those of other public companies in our industry;
•	mergers and strategic alliances in the shipping industry;
•	market conditions in the shipping industry and the general state of the securities markets;
•	changes in government regulation;
•	shortfalls in our operating results from levels forecast by securities analysts; and
•	announcements concerning us or our competitors.
Further, a lack of trading volume in our stock may affect investors’ ability to sell their shares. Our common shares have periodically had low daily trading volumes in the market. As a result, investors may be unable to sell all or any of their shares in the desired time period, or may only be able to sell such shares at a significant discount to the previous closing price.
The NYSE may delist our common shares from its exchange which could limit your ability to make transactions in our securities and subject us to additional trading restrictions.
Our common shares are listed on the NYSE. In order to maintain our listing, we must generally maintain certain share price, financial and share distribution targets, including maintaining a minimum amount of shareholders’ equity and a minimum number of public shareholders. In addition to these objective standards, the NYSE may delist the securities of any issuer if, in its opinion, the issuer’s financial condition and/or operating results appear unsatisfactory; if it appears that the extent of public distribution or the aggregate market value of the security has become so reduced as to make continued listing on the NYSE inadvisable; if the issuer sells or disposes of principal operating assets or ceases to be an operating company; if an issuer fails to comply with the NYSE’s listing requirements; if an issuer’s common stock sells at what the NYSE considers a “low selling price” for a substantial period of time; or if any other event occurs or any condition exists which makes continued listing on the NYSE, in its opinion, inadvisable. It is possible that we could fail to satisfy one or more of these requirements. We may receive notices from the NYSE that we have failed to meet its requirements, and proceedings to delist our shares could be commenced. For example, during the period that our common shares traded on Nasdaq we have received in the past, and most recently on April 21, 2023 we received a written notification from Nasdaq indicating that because the closing bid price of our common shares for the last 30 consecutive business days was below $1.00 per share, we no longer met the minimum bid price requirement under Nasdaq rules. On some occasions we were able to regain compliance within the grace period prescribed by Nasdaq pursuant to a reverse stock split. For example, on September 29, 2023, we effectuated a 12-to-1 reverse stock split in order to regain compliance with Nasdaq Listing Rule 5450(a)(1) on October 16, 2023.
A decline in the closing price of our common shares on the NYSE could result in suspension or delisting procedures in respect of our common shares. The commencement of suspension or delisting procedures by an exchange remains, at all times, at the discretion of such exchange and would be publicly announced by the exchange. If a suspension or delisting were to occur, there would be significantly less liquidity in the suspended or delisted securities. In addition, our ability to raise additional necessary capital through equity or debt financing would be greatly impaired. Furthermore, with respect to any suspended or delisted common shares, we would expect decreases in institutional and other investor demand, analyst coverage, market making activity and information available concerning trading prices and volume, and fewer broker-dealers would be willing to execute trades with respect to such common shares. A suspension or delisting would likely decrease the attractiveness of our common shares to investors and constitutes a breach under certain of our credit agreements and would cause the trading volume of our common shares to decline, which could result in a further decline in the market price of our common shares.
Finally, if the volatility in the market continues or worsens, it could have a further adverse effect on the market price of our common shares, regardless of our operating performance.
Our management team will have broad discretion over the use of the net proceeds from this offering.
Our management will use its discretion to direct the net proceeds from this offering. The net proceeds of this offering, after deducting the Sales Agent’s commissions and our estimated offering expenses, will be used for general corporate purposes (please see “Use of Proceeds”). Our management’s judgments may not result in positive returns on your investment and you will not have an opportunity to evaluate the economic, financial or other information upon which our management bases its decisions.
It is not possible to predict the actual number of shares we will sell under the Distribution Agreement, or the gross proceeds resulting from those sales.
Subject to certain limitations in the Distribution Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Maxim at any time throughout the term of the Distribution Agreement. The number of shares that are sold through Maxim after delivering a placement notice will fluctuate based on several factors, including the market price of the common shares during the sales period, the limits we set with Maxim in any applicable placement notice, and the demand for our common shares during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that we will sell or the gross proceeds we will receive in connection with those sales.
The common shares offered hereby will be sold in “at the market offerings”, and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

We have issued common shares in the past through various transactions and we may do so in the future without shareholder approval, which may dilute our existing shareholders, depress the trading price of our securities and impair our ability to raise capital through subsequent equity offerings.
We have already sold large quantities of our common shares and securities convertible into common shares, pursuant to previous public and private offerings of our equity and equity-linked securities. This offering is registered under our effective registration statement on Form F-3 (333-267170), for the registered sale of $200 million of our securities, of which we have sold $13.6 million.
In addition, the outstanding October 2022 Warrants are exercisable to purchase up to 89,393 common shares at an exercise price of $81.00 per share, the outstanding Class C Warrants are exercisable to purchase up to 561,991 common shares at an exercise price of $16.20 per share and the outstanding February 2023 Warrants are exercisable to purchase up to 837,094 common shares at an exercise price of $16.20 per share.
Purchasers of the common shares we sell, as well as our existing shareholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested. In addition, we may issue additional common shares or other equity securities of equal or senior rank in the future in connection with, among other things, debt prepayments, future vessel acquisitions, or any future equity incentive plan, without shareholder approval, in a number of circumstances. Our existing shareholders may experience significant dilution if we issue shares in the future at prices below the price at which previous shareholders invested.
Our issuance of additional shares of common shares or other equity securities of equal or senior rank would have the following effects:
•	our existing shareholders’ proportionate ownership interest in us will decrease;
•	the amount of cash available for dividends payable on the shares of our common shares may decrease;
•	the relative voting strength of each previously outstanding common share may be diminished; and
•	the market price of the shares of our common shares may decline.
The market price of our common shares could decline due to sales, or the announcements of proposed sales, of a large number of common shares in the market, including sales of common shares by our large shareholders or by holders of securities convertible into common shares, or the perception that these sales could occur. These sales or the perception that these sales could occur could also depress the market price of our common shares and impair our ability to raise capital through the sale of additional equity securities or make it more difficult or impossible for us to sell equity securities in the future at a time and price that we deem appropriate. We cannot predict the effect that future sales of common shares or other equity-related securities would have on the market price of our common shares.
Our Third Amended and Restated Articles of Incorporation, as amended, authorizes our Board of Directors to, among other things, issue additional shares of common or preferred stock or securities convertible or exchangeable into equity securities, without shareholder approval. We may issue such additional equity or convertible securities to raise additional capital. The issuance of any additional shares of common or preferred stock or convertible securities could be substantially dilutive to our shareholders. Moreover, to the extent that we issue restricted stock units, stock appreciation rights, options or warrants to purchase our common shares in the future and those stock appreciation rights, options or warrants are exercised or as the restricted stock units vest, our shareholders may experience further dilution. Holders of shares of our common shares have no preemptive rights that entitle such holders to purchase their pro rata share of any offering of shares of any class or series and, therefore, such sales or offerings could result in increased dilution to our shareholders.
Investors may experience significant dilution as a result of this offering and future offerings.
We are selling up to 427,098 common shares, which is approximately 9.2% of our issued and outstanding common shares, through this offering pursuant to this prospectus supplement, assuming that all of the shares offered hereby are sold at a price per share of $13.58, which was the closing price per shares on the NYSE on May 23, 2024. The purchasers may resell some or all of the shares of our common shares we issue to them and such sales could cause the market price of our common shares to decline. Under these circumstances, our existing shareholders would experience greater dilution.
Purchasers of the common shares we sell, as well as our existing shareholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested. In addition, we may offer additional common shares in the future, which may result in additional significant dilution.

USE OF PROCEEDS
The net proceeds of this offering, after deducting the transaction fee payable to the Sales Agent and our estimated offering expenses, will be used for general corporate purposes, which may include, among other things, the acquisition of additional vessels in accordance with our business strategy. However, we have not identified any potential acquisitions, and we can provide no assurance that we will be able to complete the acquisition of any additional vessels that we are able to identify.

CAPITALIZATION
The following table sets forth our consolidated capitalization as of December 31, 2023:
1.	on an actual basis;
2.	on an as adjusted basis to give effect to the following transactions which occurred between December 31, 2023 and May 24, 2024:
•	the redemption of the remaining 3,659,627 Series F Preferred Shares in February 2024 for an aggregate amount of approximately $43.9 million (inclusive of a 20% redemption premium);
•	$5.0 million of scheduled debt repayments under the Huarong, the Cargill, the AVIC and the CMBFL facilities;
•	the prepayment of the CMBFL facility ($97.9 million);
•	the drawdown of $125 million under the 2nd CMBFL facility for the vessels M/T Julius Caesar and M/T Legio X Equestris; and
•
the scheduled full repayment of the Cargill facility in the amount of $22.7 million in respect of M/T Eco Marina Del Ray and the subsequent drawdown of $28 million from the CMBFL facility in respect of the same vessel; and

3.
on an as further adjusted basis, to give effect to the issuance and sale of common shares covered by this prospectus supplement. This calculation assumes the issuance and sale of 427,098 common shares using an assumed price of $13.58 per share, which is the closing price of our common shares on the NYSE on May 23, 2024, resulting in assumed net proceeds of approximately $5.6 million (after deducting Agent’s commissions and estimated offering expenses). The actual number of shares issued, and the price at which they are issued, may differ depending on the timing of the sales.

(Expressed in thousands of U.S. Dollars, except number of shares and per share data)	Actual	As Adjusted	As further adjusted
Debt:(1)(2)
Current portion of long term debt	12,418	12,900	12,900
Non-current portion of long term debt	228,080	254,929	254,929
Total debt	240,498	267,829	267,829
Mezzanine equity:
Preferred stock, $0.01 par value; 20,000,000 shares authorized, 3,659,627 Series F Shares issued and outstanding at December 31, 2023 and 0 as adjusted and as further adjusted	43,916	—	—
Shareholders’ equity:
Common stock, $0.01 par value, 1,000,000,000 shares authorized; 4,626,197 shares issued and outstanding at December 31, 2023 and as adjusted and 5,053,295 common shares issued and outstanding as further adjusted	46	46	51
Preferred stock Series D, $0.01 par value; 100,000 shares issued and outstanding at December 31, 2023 as adjusted and as further adjusted	1	1	1
Additional paid-in capital	451,157	451,157	456,736
Accumulated deficit	(311,740)	(311,740)	(311,740)
Total Shareholders’ and Mezzanine equity	183,380	139,464	145,048
Total capitalization	423,878	407,293	412,877
(1)
The capitalization table does not take into account any loan fees for the new loans and sale and leaseback financings or any amortization of deferred finance fees or any debt discounts incurred after December 31, 2023.

(2)	Our indebtedness (both current and non-current portions), is secured by titles on our vessels and is guaranteed by us.

DESCRIPTION OF CAPITAL STOCK
You should carefully review the description of our share capital under the heading “Item 10. Additional Information” in our Annual Report on Form 20-F for the year ended December 31, 2023, filed with the Commission on March 29, 2024 and incorporated by reference herein.
TAX CONSIDERATIONS
You should carefully read the discussion of the material Marshall Islands and U.S. federal income tax considerations associated with our operations and the acquisition, ownership and disposition of our common shares set forth in the section entitled “Taxation” of our Annual Report on Form 20-F for the year ended December 31, 2023, filed with the Commission on March 29, 2024 and incorporated by reference herein.

PLAN OF DISTRIBUTION
We have entered into the Distribution Agreement pursuant to which we may issue and sell up to an aggregate of $5,800,000 of our common shares from time to time solely through Maxim Group LLC acting as sales agent. A copy of the Distribution Agreement will be filed as an exhibit to a Report on Form 6-K and incorporated by reference herein. Our common shares registered under this prospectus supplement are subject to sale under such agreement.
Upon delivery of a placement notice and subject to the terms and conditions of the Distribution Agreement, Maxim may sell our common shares by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the NYSE, on any other existing trading market for our common shares or to or through a market maker. Maxim may also sell our common shares by any other method permitted by law, including in privately negotiated transactions. We or Maxim may terminate the Distribution Agreement and the offering of our common shares upon notice.
The transaction fee payable for sales of common shares will be up to 3.0% of the gross sales price of all common shares sold from time to time under the Distribution Agreement, such fee being subject to the terms and conditions of the Distribution Agreement. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Maxim for reasonable and documented fees and expenses of its legal counsel in an amount not to exceed $40,000. Additionally, we have agreed to reimburse Maxim $7,500 for its legal fees on each Bringdown Date (as defined in the Distribution Agreement) while this offering is open.
Settlement for sales of common shares, unless the parties agree otherwise, will occur on the first trading day following the date on which any sales are made in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account. Sales of our common shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Maxim may agree upon.
Maxim will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the NYSE. In connection with the sale of the common shares on our behalf, Maxim will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Maxim will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Maxim against certain civil liabilities, including liabilities under the Securities Act.
The offering of our common shares pursuant to the Distribution Agreement will terminate upon the earlier of the (i) sale of all of our common shares provided for in this prospectus supplement, or (ii) termination of the Distribution Agreement as permitted therein. We may terminate the Distribution Agreement with five days of prior written notice. Maxim may terminate the Distribution Agreement at any time upon written notice.
Maxim and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Maxim will not engage in any market making activities involving our common shares while the offering is ongoing under this prospectus supplement.
This prospectus supplement in electronic format may be made available on a web site maintained by Maxim and Maxim may distribute this prospectus supplement electronically.
EXPENSES
The following are the estimated expenses of the issuance and distribution of the securities offered by this prospectus supplement, all of which will be paid by us.
Legal Fees and Expenses	$79,000
Accountants’ Fees and Expenses	$20,000
Miscellaneous Costs	$1,000
Total	$100,000

LEGAL MATTERS
The validity of the common shares offered hereby and other matters relating to Marshall Islands and United States law will be passed upon for us by Watson Farley & Williams LLP, 250 West 55th Street, New York, New York 10004. Ellenoff Grossman & Schole LLP, New York, New York, is representing the Sales Agent in this offering.
EXPERTS
The consolidated financial statements of Top Ships Inc. as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, incorporated by reference in this prospectus supplement, have been audited by Deloitte Certified Public Accountants S.A., an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing. The offices of Deloitte Certified Public Accountants S.A. are located at Fragoklissias 3a & Granikou Str., 15125 Maroussi, Athens, Greece.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus supplement with the Commission. This prospectus supplement is a part of that registration statement, which includes additional information.
Government Filings
We file annual and special reports within the Commission. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Our filings are also available on our website at http://www.topships.org. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement. Further, other than as described below, the information contained in or accessible from the Commission’s website is not part of this prospectus supplement.
Information Incorporated by Reference
The Commission allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus supplement and will automatically update and supersede previously filed information, including information contained in this document.
This prospectus supplement incorporates by reference the following documents:
•	our Annual Report on Form 20-F for the year ended December 31, 2023, filed with the Commission on March 29, 2024;
•	our Report on Form 6-K furnished to the Commission on April 11, 2024; and
•	our Report on Form 6-K furnished to the Commission on May 2, 2024.
We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and certain reports on Form 6-K that we furnish to the Commission after the date of this prospectus supplement (if they state that they are incorporated by reference into the registration statement of which this prospectus supplement is a part) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus supplement has been terminated. In all cases, you should rely on the later information over different information included in this prospectus supplement or the accompanying prospectus.
You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the Sales Agent has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Sales Agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.
You may request a paper copy of our Commission filings, at no cost, by writing to or telephoning us at the following address:
TOP Ships Inc.
Iouliou Kaisara 20, Paiania, 19002, Athens, Greece
(011) 30 210 812-8180 (telephone number)
These reports may also be obtained on our website at www.topships.org. None of the information on our website is a part of this prospectus supplement or the accompanying prospectus.
Information Provided by the Company
We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. generally accepted accounting principles. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of the NYSE, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

PROSPECTUS
$200,000,000
Common Shares, Preferred Shares, Debt Securities,
Warrants, Purchase Contracts, Rights, Depositary Shares and Units
and
Common Shares underlying previously-issued Pre-Funded Warrants

Through this prospectus we may periodically offer our:
(1)	common shares (including related preferred stock purchase rights);
(2)	preferred shares;
(3)	debt securities;
(4)	warrants;
(5)	purchase contracts;
(6)	rights;
(7)	depositary shares; and
(8)	units.
We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.
The aggregate offering price of the above securities issued under this prospectus may not exceed $200,000,000. The securities issued under this prospectus may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.
The prices and other terms of the above securities that we will offer will be determined at the time of their offering and will be described in a supplement to this prospectus.
In addition, this prospectus relates to the issuance of up to 4,374,000 of our common shares upon exercise of outstanding pre-funded warrants previously issued as part of the Company’s public offering of units that was completed on June 7, 2022, or the Pre-Funded Warrants.
Our common shares are traded on the Nasdaq Capital Market under the symbol “TOPS”.
The aggregate market value of our outstanding common shares held by non-affiliates as of August 30, 2022 is approximately $21,417,201.21, based on 52,249,820 common shares held by non-affiliates, and a closing price of our common shares on the Nasdaq Capital Market of $0.4099 on August 11, 2022. As of the date hereof, we have sold securities with aggregate gross proceeds of $9,217,279.60 pursuant to General Instruction I.B.5 of Form F-3 during the twelve calendar month period that ends on and includes the date hereof.
Investing in our securities involves a high degree of risk. See “Risk Factors” below, beginning on page 4, and the other risk factors contained in any applicable prospectus supplement and in the documents incorporated by reference herein or therein.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 13, 2022.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a shelf registration process. Under the shelf registration process, we may sell common shares (including related preferred stock purchase rights), shares of preferred stock, debt securities, warrants, purchase contracts, rights, depositary shares and units described in this prospectus from time to time in one or more offerings. This prospectus only provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a supplement to this prospectus that will describe the specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should read carefully both this prospectus and any supplement, together with the additional information described below.
This prospectus and any prospectus supplement are part of a registration statement we filed with the SEC and do not contain all the information in the registration statement. Forms of the indentures and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. For further information about us or the securities offered hereby, you should refer to the registration statement, which you can obtain from the SEC as described below under the section entitled “Where You Can Find Additional Information”.
You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
Other than in the United States, no action has been taken by us that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
We obtained certain statistical data, market data and other industry data and forecasts used or incorporated by reference into this prospectus from publicly available information. While we believe that the statistical data, industry data, forecasts and market research are reliable, we have not independently verified the data, and we do not make any representation as to the accuracy of the information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference into this prospectus contain certain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future and other statements that are other than statements of historical fact. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements in this prospectus and the documents incorporated by reference into this prospectus are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies that are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections. As a result, you are cautioned not to rely on any forward-looking statements.
Many of these statements are based on our assumptions about factors that are beyond our ability to control or predict and are subject to risks and uncertainties that are described more fully in “Item 3. Key Information—D. Risk Factors” of our Annual Report on Form 20-F for the year ended December 31, 2021, which is incorporated by reference herein. Any of these factors or a combination of these factors could materially affect our future results of operations and the ultimate accuracy of the forward-looking statements. In addition to these important factors and matters discussed elsewhere herein and in the documents incorporated by reference herein, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include, among other things:
•
our ability to maintain or develop new and existing customer relationships with refined product importers and exporters, major crude oil companies and major commodity traders, including our ability to enter into long-term charters for our vessels;

•	our future operating and financial results;
•	our future vessel acquisitions, our business strategy and expected and unexpected capital spending or operating expenses, including any dry-docking, crewing, bunker costs and insurance costs;
•
our financial condition and liquidity, including our ability to pay amounts that we owe and to obtain financing in the future to fund capital expenditures, acquisitions and other general corporate activities;

•	oil and chemical tanker industry trends, including fluctuations in charter rates and vessel values and factors affecting vessel supply and demand;
•
our ability to take delivery of, integrate into our fleet, and employ any newbuildings we have ordered or may acquire or order in the future and the ability of shipyards to deliver vessels on a timely basis;

•	the aging of our vessels and resultant increases in operation and dry-docking costs;
•	the ability of our vessels to pass classification inspections and vetting inspections by oil majors and big chemical corporations;
•	significant changes in vessel performance, including increased vessel breakdowns;
•	the creditworthiness of our charterers and the ability of our contract counterparties to fulfill their obligations to us;
•	our ability to repay outstanding indebtedness, to obtain additional financing and to obtain replacement charters for our vessels, in each case, at commercially acceptable rates or at all;

•	changes to governmental rules and regulations or actions taken by regulatory authorities and the expected costs thereof;
•	our ability to maintain the listing of our common shares on Nasdaq or another trading market;
•	our ability to comply with additional costs and risks related to our environmental, social and governance policies;
•	potential liability from litigation, including purported class-action litigation;
•	changes in general economic and business conditions;
•
general domestic and international political conditions, international conflict or war (or threatened war), including between Russia and Ukraine, potential disruption of shipping routes due to accidents, political events, including “trade wars”, piracy, acts by terrorists or major disease outbreaks such as the recent worldwide coronavirus outbreak;

•	changes in production of or demand for oil and petroleum products and chemicals, either globally or in particular regions;
•	the strength of world economies and currencies, including fluctuations in charterhire rates and vessel values;
•	potential liability from future litigation and potential costs due to our vessel operations, including due to any environmental damage and vessel collisions;
•
the length and severity of epidemics and pandemics, including the ongoing global outbreak of the novel coronavirus (“COVID-19”) and its impact on the demand for commercial seaborne transportation and the condition of the financial markets; and

•	other important factors described from time to time in the reports filed by us with the U.S. Securities and Exchange Commission, or the SEC.
Should one or more of the foregoing risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.
We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable laws. If one or more forward-looking statements are updated, no inference should be drawn that additional updates will be made with respect to those or other forward-looking statements.
ENFORCEABILITY OF CIVIL LIABILITIES
We are a Marshall Islands company, and our principal executive office is located outside of the United States in Greece. Some of our directors, officers and the experts named in this registration statement reside outside the United States. In addition, a substantial portion of our assets and the assets of certain of our directors, officers and experts are located outside of the United States. As a result, it may be difficult or impossible for U.S. investors to serve process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in United States courts against us or these persons in any action, including actions based upon the civil liability provisions of United States federal or state securities laws.
Furthermore, there is substantial doubt that courts in the countries in which we or our subsidiaries are incorporated or where our assets or the assets of our subsidiaries, directors or officers and such experts are located (i) would enforce judgments of U.S. courts obtained in actions against us or our subsidiaries, directors or officers and such experts based upon the civil liability provisions of applicable U.S. federal and state securities laws or (ii) would enforce, in original actions, liabilities against us or our subsidiaries, directors or officers and such experts based on those laws.

SUMMARY
This section summarizes certain of the information that is contained in this prospectus or the documents incorporated by reference herein, and this summary is qualified in its entirety by that more detailed information. This summary may not contain all of the information that may be important to you. We urge you to carefully read this entire prospectus and the documents incorporated by reference herein, including our financial statements and the related notes and the information in the section entitled “Item 5. Operating and Financial Review and Prospects” in our Annual Report on Form 20-F for the year ended December 31, 2021, which is incorporated by reference herein. As an investor or prospective investor, you should review carefully the more detailed information that appears later in this prospectus and the information incorporated by reference in this prospectus, including the section entitled “Risk Factors” herein.
Unless the context otherwise requires, as used in this prospectus, the terms “Company,” “we,” “us,” and “our” refer to TOP Ships Inc. and all of its subsidiaries, and “TOP Ships Inc.” refers only to TOP Ships Inc. and not to its subsidiaries.
We use the term deadweight ton, or dwt, in describing the size of vessels. Dwt, expressed in metric tons each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry.
Our reporting currency is in the U.S. dollar and all references in this prospectus to “$” or “dollars” are to U.S. dollars, and financial information presented in this prospectus is derived from the financial statements incorporated by reference in this prospectus that were prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP. Further, unless otherwise indicated, the information presented in this prospectus gives effect to the following reverse stock splits of our issued and outstanding common shares: a one-for-twenty reverse stock split of our issued and outstanding common shares effective on August 22, 2019, and a one-for-twenty-five reverse stock split of our issued and outstanding common shares effective on August 10, 2020.
Our Company
We are an international owner and operator of modern, fuel efficient eco tanker vessels focusing on the transportation of crude oil, petroleum products (clean and dirty) and bulk liquid chemicals. Our operating fleet has a total capacity of 1,435,000 deadweight tonnes (“dwt”). As of the date of this prospectus, our fleet consists of one 50,000 dwt product/chemical tanker, the M/T Eco Marina Del Ray, five 157,000 dwt Suezmax tankers, the M/T Eco Oceano CA, the M/T Eco Malibu, the M/T Eco West Coast, the M/T Eco Bel Air and the M/T Eco Beverly Hills, two 300,000 dwt Very Large Crude Carriers (“VLCCs”), M/T Julius Caesar and M/T Legio X Equestris, and we also own 50% interests in two 50,000 dwt product/chemical tankers, M/T Eco Yosemite Park and the M/T Eco Joshua Park. All of our vessels are certified by the International Maritime Organization, the United Nations agency for maritime safety and the prevention of pollution by vessels (the “IMO”) and are capable of carrying a wide variety of oil products including chemical cargos, which we believe make our vessels attractive to a wide base of charterers.
Our Current Fleet
The following tables present our fleet list as of the date of this prospectus:
Operating MR Tanker Vessels on sale and leaseback financing agreements (“SLBs”) (treated as financings):
Name	Deadweight	Charterer	End of firm period	Charterer’s Optional Periods	Gross Rate fixed period/ options
M/T Eco Marina Del Ray	50,000	Cargill	March 2024	none	$15,100
Operating Suezmax Vessels on SLBs (treated as operating leases):
Name	Deadweight	Charterer	End of firm period	Charterer’s Optional Periods	Gross Rate fixed period/ options
M/T Eco Bel Air	157,000	Trafigura	March 2024	9 months	$24,000 / $24,000
M/T Eco Beverly Hills	157,000	Trafigura	May 2024	7 months	$24,000 / $24,000

Operating Suezmax Vessels on SLBs (treated as financings):
Name	Deadweight	Charterer	End of firm period	Charterer’s Optional Periods	Gross Rate fixed period/ options
M/T Eco Oceano CA	157,000	Central Tankers Chartering Inc.	March 2037	none	$24,500
Operating Suezmax Vessels financed via senior loan facilities:
Name	Deadweight	Charterer	End of firm period	Charterer’s Optional Periods	Gross Rate fixed period/ options
M/T Eco West Coast	157,000	Clearlake	March 2024	1+1 years	$33,950 / $34,750 / $36,750
M/T Eco Malibu	157,000	Clearlake	May 2024	1+1 years	$33,950 / $34,750 / $36,750
Operating VLCC Vessels on SLBs (treated as financings):
Name	Deadweight	Charterer	End of firm period	Charterer’s Optional Periods	Gross Rate fixed period/ options
M/T Julius Caesar	300,000	Trafigura	January 2025	1+1 years	$36,000 / $39,000 / $41,500
M/T Legio X Equestris	300,000	Trafigura	February 2025	1+1 years	$35,750 / $39,000 / $41,500
Operating Joint Venture MR Tanker fleet (50% owned):
Name	Deadweight	Charterer	End of firm period	Charterer’s Optional Periods	Gross Rate fixed period/ options
M/T Eco Yosemite Park	50,000	Clearlake	March 2025	5+1+1 years	$17,400 / $18,650 / $19,900
M/T Eco Joshua Park	50,000	Clearlake	March 2025	5+1+1 years	$17,400 / $18,650 / $19,900
All the vessels in our fleet are equipped with engines of modern design with improved Specific Fuel Oil Consumption (“SFOC”) and in compliance with the latest emission requirements, fitted with energy saving improvements in the hull, propellers and rudder as well as equipment that further reduces fuel consumption and emissions certified with an improved Energy Efficiency Design Index (Phase 2 compliance level as minimum). Vessels with this combination of technologies, introduced from certain shipyards, are commonly referred to as eco vessels. We believe that recent advances in shipbuilding design and technology makes these latest generation vessels more fuel-efficient than older vessels in the global fleet that compete with our vessels for charters, providing us with a competitive advantage. Furthermore, all of our vessels are fitted with ballast water treatment equipment and exhaust gas cleaning systems (scrubbers).
We believe we have established a reputation in the international ocean transport industry for operating and maintaining vessels with high standards of performance, reliability and safety. We have assembled a management team comprised of executives who have extensive experience operating large and diversified fleets of tankers and who have strong ties to a number of national, regional and international oil companies, charterers and traders.
Corporate Information
Our predecessor, Ocean Holdings Inc., was formed as a corporation in January 2000 under the laws of the Republic of the Marshall Islands and renamed Top Tankers Inc. in May 2004. In December 2007, Top Tankers Inc. was renamed TOP Ships Inc.
Our common shares are currently listed on the Nasdaq Capital Market under the symbol “TOPS.” The current address of our principal executive office is 1 Vasilisis Sofias and Megalou Alexandrou Str, 15124 Maroussi, Greece. The telephone number of our principal executive office is +30 210 812 8107. Our corporate website address is www.topships.org. The information contained on our website does not constitute part of this prospectus. The Commission maintains a website that contains reports, proxy and information statements, and other information that we file electronically at www.sec.gov.

The Securities We May Offer
We may use this prospectus to offer up to $200,000,000 of our:
1.	common shares, including related preferred stock purchase rights;
2.	preferred shares;
3.	debt securities;
4.	warrants;
5.	purchase contracts;
6.	rights;
7.	depository shares; and
8.	units.
We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above. A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities and may describe certain risks in addition to those set forth below associated with an investment in the securities. Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before making an investment in our securities, you should carefully consider all of the information included or incorporated by reference into this prospectus, including the risks described under the heading “Item 3. Key Information—D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2021, which is incorporated by reference herein, and as updated by annual and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein. Please see the section of this prospectus entitled “Where You Can Find Additional Information.” The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations.

USE OF PROCEEDS
We intend to use net proceeds from the sale of the securities as set forth in an applicable prospectus supplement to this prospectus.
Assuming the full exercise for cash of all of the remaining outstanding Pre-Funded Warrants, we will receive proceeds of $437.40 which we intend to use for general corporate purposes. There is no assurance that the holders of the outstanding Pre-Funded Warrants will elect to exercise any or all of the warrants, either for cash or at all.
CAPITALIZATION
Our capitalization will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.
DILUTION
To the extent applicable, information about the amount by which the offering price of our common shares issued pursuant to this prospectus exceeds the net tangible book value per share of our common shares following such issuance will be included in a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
Our authorized capital stock consists of 1,000,000,000 common shares, par value $0.01 per share, of which 52,349,820 common shares were issued and outstanding as of the date of this prospectus, and 20,000,000 preferred shares with par value of $0.01, of which 100,000 Series D Preferred Shares, 13,452 Series E Preferred Shares, and 6,334,442 Series F Preferred Shares were issued and outstanding as of the date of this prospectus.
For a description of our capital stock, please see “Item 10. Additional Information” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2021 which is incorporated by reference herein.
DESCRIPTION OF PREFERRED SHARES
Our Third Amended and Restated Articles of Incorporation authorize our Board of Directors to establish one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including the designation of the series, the number of shares of the series, the preferences and relative, participating, option or other special rights, if any, and any qualifications, limitations or restrictions of such series, and the voting rights, if any, of the holders of the series.
DESCRIPTION OF DEBT SECURITIES
We may offer and issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus forms a part. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an “indenture” and collectively as the “indentures.” Each indenture will be subject to and governed by the Trust Indenture Act and will be construed in accordance with and governed by the laws of the State of New York (without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction) unless otherwise stated in the applicable prospectus supplement and indenture (or post-effective amendment hereto). The aggregate principal amount of debt securities that may be issued under each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series. Our debt securities may be convertible or exchangeable into any of our equity or other debt securities.
The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings. We refer to any applicable prospectus supplement, amendment to the registration statement of which this prospectus forms a part, and reports we file with the SEC under the Exchange Act as “subsequent filings.” The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.

General
We expect that neither indenture will limit the amount of debt securities that may be issued. The debt securities may be issued in one or more series.
You should read the applicable indenture and subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:
•	the designation, aggregate principal amount and authorized denominations;
•	the issue price, expressed as a percentage of the aggregate principal amount;
•	the maturity date;
•	the interest rate per annum, if any;
•
if the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	any optional or mandatory sinking fund provisions or exchangeability provisions;
•	the terms and conditions upon which conversion of any convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;
•	whether the debt securities will be our senior or subordinated securities;
•	whether the obligations under the debt securities will be our secured or unsecured obligations;
•	the applicability and terms of any guarantees;
•
the date, if any, after which and the price or prices at which the debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of the series will be issuable;
•	if other than the full principal amount, the portion of the principal amount of the debt securities of the series that will be payable upon acceleration or provable in bankruptcy;
•	any events of default not set forth in this prospectus;
•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;
•
if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;
•
if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•
if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any restrictive covenants or other material terms relating to the debt securities;
•	whether the debt securities will be issued in the form of global securities or certificates in registered or bearer form;
•	any listing on any securities exchange or quotation system;
•	additional provisions, if any, related to defeasance and discharge of the debt securities; and
•	any other special features of the debt securities.

Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the SEC relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.
Unless otherwise indicated in subsequent filings with the SEC, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.
Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the SEC relating to those securities.
Senior Debt
We may issue senior debt securities, which may be secured or unsecured, under the senior debt indenture. The senior debt securities will rank on an equal basis with all our other senior debt except subordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral securing such debt. We will disclose the amount of our debt in the prospectus supplement.
Subordinated Debt
We may issue subordinated debt securities under a subordinated debt indenture. Subordinated debt would rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt.
Covenants
Any series of debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:
•	our ability to incur either secured or unsecured debt, or both;
•	our ability to make certain payments, dividends, redemptions or repurchases;
•	our ability to create dividend and other payment restrictions affecting our subsidiaries;
•	our ability to make investments;
•	mergers and consolidations by us or our subsidiaries;
•	sales of assets by us;
•	our ability to enter into transactions with affiliates;
•	our ability to incur liens; and
•	sale and leaseback transactions.

Modification of the Indentures
We expect that each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But we expect that no modification that:
1.	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;
2.
reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

3.	reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;
4.
waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

5.	makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;
6.
makes any change with respect to holders’ rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

7.
waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities will be effective against any holder without his consent. In addition, other terms as specified in subsequent filings may be modified without the consent of the holders.

Events of Default
We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:
•	default in any payment of interest when due which continues for 30 days;
•	default in any payment of principal or premium at maturity;
•	default in the deposit of any sinking fund payment when due;
•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;
•
default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency or reorganization.
An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.
There may be such other or different events of default as described in an applicable subsequent filings with respect to any class or series of debt securities.

We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.
We expect that each indenture will require us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.
Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.
Defeasance and Discharge
The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or United States government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.
Defeasance of Certain Covenants
We expect that the terms of the debt securities provide us with the right not to comply with specified covenants and that specified events of default described in a subsequent filing will not apply provided we deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We expect that to exercise this right, we will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance should not cause the holders of such series to recognize income, gain or loss for United States federal income tax purposes.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in an applicable subsequent filing and registered in the name of the depository or a nominee for the depository. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a global security may not be transferred except as a whole by the depository for the global security to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any nominee to a successor depository for that series or a nominee of the successor depository and except in the circumstances described in an applicable subsequent filing.

We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.
DESCRIPTION OF WARRANTS
We may issue warrants to purchase any of our debt or equity securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement. We expect that such terms will include, among others:
•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the currency or currencies in which the price of such warrants will be payable;
•
the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which, and the currency or currencies in which, the securities or other rights purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	if applicable, a discussion of any material U.S. federal income tax considerations; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.
DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of debt or equity securities issued by us, a basket of such securities, an index or indices of such securities, or any combination of the above as specified in the applicable prospectus supplement; or currencies.
Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities or currencies at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. Any purchase contracts we issue will be physically settled by delivery of the securities or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities or currencies and any acceleration, cancellation or termination provisions, provisions relating to U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either a senior indenture or subordinated indenture.
DESCRIPTION OF RIGHTS
We may issue rights to purchase our securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.
The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:
•	the exercise price for the rights;
•	the number of rights issued to each shareholder;
•	the extent to which the rights are transferable;
•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;
•	the date on which the right to exercise the rights will commence and the date on which the right will expire;
•	the amount of rights outstanding;
•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and
•	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.
The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see “Where You Can Find Additional Information” of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.
DESCRIPTION OF DEPOSITARY SHARES
We may issue fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. A related prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that is selected by us, which we refer to as the “bank depositary.” Each owner of a depository share will be entitled to all the right, preferences and privileges of the preferred stock represented by the depositary share. The depositary share will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.
The forms of the depositary agreement and the depository receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and any prospectus supplement relating to any particular depositary shares will describe, among other things, the following:
•	the material terms of the depositary shares and of the underlying preferred stock;
•	the identity of the bank depositary and the material terms of the depositary agreement;
•	any limitation on the depositary’s liability;
•	all fees and charges that a holder of depositary shares will have to pay, either directly or indirectly;

•	any procedure for voting the deposited securities;
•	any procedure for collecting and distributing dividends;
•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the depositary shares; and
•	any applicable material United States federal income tax considerations.
You should read the particular terms of any depositary shares and any depositary receipts that we offer and any deposit agreement relating to a particular series of preferred shares which will be described in more detail in a prospectus supplement. A copy of the form of deposit agreement, including the form of depositary receipt, will be filed with the SEC at the time of the offering and incorporated by reference into the registration statement of which this prospectus forms a part. You can obtain copies of these documents when they are filed by following the directions outlined in “Where You Can Find Additional Information.”
DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more of our depositary shares, rights, purchase contracts, warrants, debt securities, shares of preferred stock, common shares (including preferred stock purchase rights) or any combination of such securities. The applicable prospectus supplement will describe, to the extent applicable:
•
the terms of the units and of the depositary shares, rights, purchase contracts, warrants, debt securities, preferred shares and/or common shares (including preferred stock purchase rights) comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;
•	if applicable, a discussion of any material U.S. federal income tax considerations; and
•	a description of the provisions for the payment, settlement, transfer or exchange or the units.
TAX CONSIDERATIONS
Our most recently filed Annual Report on Form 20-F provides a discussion of the material U.S. federal income tax considerations and Marshall Islands tax considerations that may be relevant to prospective investors in our securities. The applicable prospectus supplement may also contain information about any material U.S. federal income tax considerations and any material non-U.S. tax considerations relating to the securities covered by such prospectus supplement.

PLAN OF DISTRIBUTION
We may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale (which may be above or below market prices prevailing at the time of sale) or at negotiated prices.
In addition, we may sell some or all of our securities included in this prospectus through:
•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•
trading plans entered into by us pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

In addition, we may enter into options or other types of transactions that require us to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:
•	enter into transactions involving short sales of our common shares by broker-dealers;
•	sell common shares short and deliver the shares to close out short positions;
•	enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or
•	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.
We may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended, or the Securities Act, if available, rather than under this prospectus.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.
As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of securities pursuant to this prospectus.
At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Furthermore, we, our executive officers, our directors and major shareholders may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our common shares or any securities convertible into or exchangeable for common shares. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. We expect an underwriter to exclude from these lock-up agreements securities exercised and/or sold pursuant to trading plans entered into by us pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.
Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the Nasdaq Capital Market, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.
We will bear costs relating to all of the securities offered and sold by us under this registration statement.
In addition, we are offering up to 4,374,000 common shares issuable upon the exercise of outstanding Pre-Funded Warrants which were previously issued as part of the Company’s public offering of units that was completed on June 7, 2022. Each Pre-Funded Warrant has an exercise price of $0.0001 per common share and may be exercised any time after the issuance date until exercised in full. The Pre-Funded Warrants were issued and previously registered pursuant to the Prior Registration Statement. Notwithstanding the foregoing, the common shares issuable upon the exercise of the Pre-Funded Warrants will not be offered through underwriters, or brokers or dealers. Any common shares issued upon exercise of the Pre-Funded Warrants will be issued pursuant to the terms of the Pre-Funded Warrants. A summary of the terms of the Pre-Funded Warrants is included in the section entitled “Description of Capital Stock and Securities We Are Offering” in the prospectus supplement filed with the SEC on June 7, 2022, which is incorporated by reference herein. Such summary is subject to and qualified in its entirety by the form of Pre-Funded Warrant which was filed as Exhibit 4.4 to the Company’s report on Form 6-K filed with the SEC on June 10, 2022 and incorporated by reference herein.

EXPENSES
We estimate the expenses in connection with the issuance and distribution of the common shares being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.
SEC registration fee	$18,540
FINRA filing fee	$*
Nasdaq listing fee	$*
Legal fees and expenses	$*
Accounting fees and expenses	$*
Printing and engraving expenses	$*
Transfer agent and registrar fees	$*
Indenture trustee fees and expenses	$*
Blue sky fees and expenses	$*
Miscellaneous	$*
Total	$*
*	To be provided by a prospectus supplement or as an exhibit to Report on Form 6-K that is incorporated by reference into this registration statement.
LEGAL MATTERS
The validity of the securities offered by this prospectus and certain other legal matters relating to United States and Marshall Islands law are being passed upon for us by Watson Farley & Williams LLP, New York, New York.
EXPERTS
The consolidated financial statements of Top Ships Inc. as of December 31, 2021 and 2020, and for each of the three years in the period ended December 31, 2021, incorporated by reference in this Prospectus, and the effectiveness of Top Ship Inc.’s internal control over financial reporting have been audited by Deloitte Certified Public Accountants S.A., an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing. The offices of Deloitte Certified Public Accountants S.A. are located at Fragoklissias 3a & Granikou Str., 15125 Maroussi, Athens, Greece.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement with respect to the securities offered hereby. This prospectus is a part of that registration statement, which includes additional information. This prospectus does not contain all of the information set forth in the registration statement. Each statement made in this prospectus concerning a document filed as an exhibit to the registration statement is qualified by reference to that exhibit for a complete statement of its provisions. The registration statement, including its exhibits and schedules, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling 1 (800) SEC-0330, and you may obtain copies at prescribed rates from the Public Reference Section of the SEC at its principal office in Washington, D.C. 20549. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.
Information Provided by the Company
We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. GAAP. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of Nasdaq, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information we file with, and furnish to it, which means that we can disclose important information to you by referring you to those filed or furnished documents. The information incorporated by reference is considered to be a part of this prospectus. However, statements contained in this prospectus or in documents that we file with or furnish to the SEC and that are incorporated by reference into this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed or furnished documents or reports that have been incorporated by reference into this prospectus, to the extent the new information differs from or is inconsistent with the old information. We hereby incorporate by reference the documents listed below:
•
our registration statement on Form 8-A12G, as amended, filed with the Commission on July 21, 2004, registering our common stock under Section 12(g) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating the description of common stock and/or preferred stock purchase rights contained therein;

•
our registration statement on Form 8-A12B, as amended, filed with the Commission on September 22, 2016, registering our preferred stock purchase rights under Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating the description of common stock and/or preferred stock purchase rights contained therein;

•	our Annual Report on Form 20-F for the year ended December 31, 2021, filed with the Commission on April 15, 2022 and as amended on May 6, 2022;
•	our Report on Form 6-K furnished to the Commission on April 18, 2022;
•	our Report on Form 6-K furnished to the Commission on April 19, 2022;
•	our Report on Form 6-K furnished to the Commission on May 20, 2022;
•	our Report on Form 6-K furnished to the Commission on June 3, 2022;
•	our Report on Form 6-K furnished to the Commission on June 10, 2022;
•	our Report on Form 6-K furnished to the Commission on July 11, 2022; and
•	our Report on Form 6-K furnished to the Commission on August 9, 2022.
We are also incorporating by reference any documents that we file with the SEC after the date of the filing of this post-effective amendment to the registration statement of which the prospectus forms a part and prior to the subsequent effectiveness of that registration statement, and all subsequent annual reports on Form 20-F that we file with the SEC and certain current reports on Form 6-K that we file with or furnish to the SEC pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act subsequent to the date of this prospectus until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated.
You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.
We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus. You may obtain a copy of these documents by writing to or telephoning us at the following address:
Top Ships Inc.
1 Vas. Sofias and
Meg.
Alexandrou Str,
15124 Maroussi,
Greece
+ 30 210 812 8107 (telephone number)